News Release

Contacts:
Investors: Mike McIntyre, Consolidated Concepts Inc., +1-718-701-4314
Media:  Ronald Trahan, Ronald Trahan Associates Inc., +1-508-359-4005, x108

Corumel Minerals Corp. changes its name to “Prospero Minerals Corp.”, and increases its authorized shares

NEW YORK, June 20, 2006—Corumel Minerals Corp. (OTC BB: CORU) announced today that, effective with the opening of business today, it has changed its name to “Prospero Minerals Corp.” (OTC BB: PSPO), and has increased the number of authorized shares to 300 million shares.

The word “prospero” comes from the Latin word prospeare, meaning "to cause to succeed, to make happy or fortunate."

“The directors determined that Corumel should reconsider its name, in order to underscore new management's desire to evolve the business of Corumel to become more international in scope and to diversify its assets and operations,” said Prospero's president and CEO, Chris Roth. “Our directors believe that the new name, Prospero, more accurately underscores the passion of new management’s business philosophy,” added Roth.

Prospero's directors approved an increase of authorized shares from 100 million to 300 million, of which 290 million will be common stock with a par value of $0.001 per share, and 10 million shares will be preferred stock with a par value of $0.001 per share. Currently, there are 89,468,911 common shares issued and outstanding.

Prospero Minerals Corp. (www.prospero-minerals.com) is focused on cost-effective exploration and development of mineral deposits—primarily gold and diamonds—in the Central African Republic.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Prospero Minerals Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to Prospero’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Prospero’s forward-looking statements. Prospero undertakes no obligation to revise these statements following the date of this press release.

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